Allianz [Logo]
Allianz Life Insurance Company of North America
5701 Golden Hills Drive
Minneapolis, MN  55416-1297

                                 A Stock Company
                           (Herein Called the Company)

This is a legal Contract between you (referred to in this Contract as you and your) and Allianz Life Insurance Company of North America (herein referred to as we, us and our). We will pay benefits to you, the Annuitant or Joint Annuitant, if any, if either of you are living on the Income Date. The manner in which the dollar amounts of Annuity Payments are determined as described in this Contract. The first Annuity Payment will be paid on the Income Date and subsequent payments will be made on the corresponding day of each month (or other agreed intervals) thereafter in accordance with the Annuity Options selected.

This Contract is issued in consideration of the payment of the single Purchase Payment.

                          READ YOUR CONTRACT CAREFULLY
                                RIGHT TO EXAMINE

This Contract may be returned within 10 days after you receive it ("free-look period"). It can be mailed or delivered to either us or the agent who sold it. Return of this Contract by mail is effective on being postmarked, properly addressed and postage prepaid. The returned Contract will be treated as if we had never issued it. We will promptly refund the net amount allocated to the Variable Account modified for investment experience plus any Taxes deducted less any benefits paid in states where permitted. This may be more or less than the single Purchase Payment. We have the right to allocate the single Purchase Payment to the Money Market Investment Option until the expiration of the free-look period. If we so allocate the Purchase Payment, we will refund the single Purchase Payment, less any benefits paid.

Benefits available under this Contract are not less than those required by statute of the state in which this Contract is delivered.

This is a Variable Annuity Contract with Annuity Payments and other annuity benefits increasing or decreasing depending on the experience of the Variable Account which is set forth in the Contract Schedule.

   Signed for Allianz Life Insurance Company of North America by:

         [Suzanne Pepin]                              [Charles Kavitsky]
         Suzanne J. Pepin                              Charles Kavitsky
 Senior Vice President, Secretary         President and Chief Marketing Officer
    and Chief Legal Officer


                     INDIVIDUAL IMMEDIATE VARIABLE ANNUITY
                                NON-PARTICIPATING


                                CONTRACT SCHEDULE


CONTRACT OWNER: [John Doe]                  CONTRACT NUMBER:  [??687456]

JOINT OWNER:  [Jane Doe]                    ISSUE DATE:  [04/15/02]

ANNUITANT:  [John Doe]                      INCOME DATE:  [04/15/15]

PURCHASE PAYMENT:                  [$35,000]; additional payments cannot be made
                                   to this Contract.

                                   If you purchase more than one Contract, the single Purchase Payment does not need to be [$35,000] if the average Purchase Payment for each Contract is [$35,000] or more.

  MAXIMUM TOTAL
           PURCHASE PAYMENT:       [$1 million; a higher amount may be accepted
                                   with our prior approval]

  ALLOCATION GUIDELINES:
        [1. Currently, you can select up to 10 of the Investment Options and /or the Fixed Account.

        2.  If allocations are made in percentages, whole numbers must be used.]


INVESTMENT OPTIONS:
         VARIABLE ACCOUNT: [Allianz Life Variable Account B]
                                                            -

[DAVIS VA FINANCIAL]
[DAVIS VA VALUE]
[DREYFUS SMALL CAP STOCK INDEX]
[DREYFUS STOCK INDEX]
[FRANKLIN GLOBAL COMMUNICATIONS SECURITIES]
[FRANKLIN GROWTH AND INCOME SECURITIES]
[FRANKLIN HIGH INCOME]
[FRANKLIN INCOME SECURITIES]
[FRANKLIN LARGE CAP GROWTH SECURITIES]
[FRANKLIN REAL ESTATE]
[FRANKLIN RISING DIVIDENDS SECURITIES]
[FRANKLIN SMALL CAP]
[FRANKLIN SMALL CAP VALUE SECURITIES]
[FRANKLIN U.S. GOVERNMENT]
[FRANKLIN ZERO COUPON - 2005]
[FRANKLIN ZERO COUPON - 2010]
[JENNISON 20/20 FOCUS]
[MUTUAL DISCOVERY SECURITIES]
[MUTUAL SHARES SECURITIES]
[OPPENHEIMER GLOBAL SECURITIES/VA]
[OPPENHEIMER HIGH INCOME/VA]
[OPPENHEIMER MAIN STREET GROWTH & INCOME/VA]
[PIMCO VIT HIGH YIELD]
[PIMCO VIT STOCKSPLUS GROWTH AND INCOME]
[PIMCO VIT TOTAL RETURN]
[SELIGMAN SMALL-CAP VALUE]
[SP JENNISON INTERNATIONAL GROWTH]
[SP STRATEGIC PARTNERS FOCUSED GROWTH]
[TEMPLETON DEVELOPING MARKETS SECURITIES]
[TEMPLETON FOREIGN SECURITIES]
[TEMPLETON GROWTH SECURITIES]
[USAZ AIM BASIC VALUE]
[USAZ AIM BLUE CHIP]
[USAZ AIM DENT DEMOGRAPHIC TRENDS]
[USAZ AIM INTERNATIONAL EQUITY]
[USAZ ALLIANCE CAPITAL GROWTH AND INCOME]
[USAZ ALLIANCE CAPITAL LARGE CAP GROWTH]
[USAZ ALLIANCE CAPITAL TECHNOLOGY]
[USAZ MONEY MARKET]
[USAZ OPPENHEIMER EMERGING GROWTH]
[USAZ PIMCO GROWTH AND INCOME]
[USAZ PIMCO RENAISSANCE]
[USAZ PIMCO VALUE]
[USAZ TEMPLETON DEVELOPED MARKETS]
[USAZ VAN KAMPEN AGGRESSIVE GROWTH]
[USAZ VAN KAMPEN COMSTOCK]
[USAZ VAN KAMPEN EMERGING GROWTH]
[USAZ VAN KAMPEN GROWTH AND INCOME]
[USAZ VAN KAMPEN GROWTH]


[ALLIANZ LIFE GENERAL ACCOUNT]:

         [ALLIANZ LIFE FIXED ACCOUNT]

[LIMITED INVESTMENT OPTIONS: There are limits on your ability to invest in the Limited Investment Options. Up to [25%] of the Payment Contract Value can be invested in the Limited Investment Options if you chose an AIR of [3.5%]. The maximum percentage of Payment Contract Value invested in the Limited Investment Options is 10% if you chose an AIR of [5%].

The Limited Investment Options are listed as follows: USAZ Money Market, Franklin High Income, Franklin Income Securities, Franklin Real Estate, Franklin U.S. Government, Franklin Zero Coupon 2005, Franklin Zero Coupon 2010, Oppenheimer High Income/VA, PIMCO VIT High Yield, and the PIMCO VIT Total Return.]

MORTALITY AND EXPENSE RISK CHARGE: The mortality and expense risk charge is equal on an annual basis to [1.40%] of the average daily net assets of the Variable Account. The mortality and expense risk charge increases by 1% if you choose a lifetime income Annuity Option (Annuity Options 1-5) and the bonus feature.

TRANSFERS:

          NUMBER OF FREE TRANSFERS PERMITTED: Currently, there are no limits on the number of transfers that can be made. We reserve the right to change this, but you will always be allowed at least 12 free transfers in any Contract Year. Currently, you are allowed [12] free transfers each Contract Year. This applies to transfers prior to and after the Income Date.

          TRANSFER FEE: For each transfer in excess of the free transfers permitted, the transfer fee is [$25]. Transfers made at the end of the Right to Examine period by us, any transfers made pursuant to a regularly scheduled transfer or other transfers under programs specifically waiving the transfer fee will not be counted in determining the application of the transfer fee.



WITHDRAWALS:

          WITHDRAWAL CHARGES: You may make full or partial withdrawals as specified below. The withdrawal charges is equal to the difference between (a) the present value of remaining Supportable Payments, calculated using the Assumed Investment Return (AIR) as the discount rate plus the present value of remaining fixed Base Annuity Payments calculated using the Current Rate and (b) the Withdrawal Values provided under the Contract.

          PARTIAL WITHDRAWALS: Partial withdrawals have the effect of reducing the amount of future Annuity Payments. The Base Annuity Payment will be reduced by a percentage equal to the amount of the partial withdrawal divided by the full Payment Withdrawal Value at that time. For Annuity Payments in the Investment Options, this is accomplished through a proportional reduction in the number of Annuity Units.

          PARTIAL WITHDRAWALS ARE NOT AVAILABLE UNDER ANNUITY OPTION 1, 3 OR 5.

          WITHDRAWAL VALUES UNDER ANNUITY OPTIONS 1, 2, 3, 4, AND 5: The amount of the Withdrawal Value will be equal to the equal to the Stabilization Account Value plus a Payment Withdrawal Value that currently is equal to [4 times] the annualized sum of the current amount of the Supportable Payment and of any fixed payment. We reserve the right to change this Payment Withdrawal Value, but it will never be less than [2 times] the sum of the current amount of the Supportable Payment and of any fixed payment.

          WITHDRAWAL VALUES UNDER ANNUITY OPTION 6: The withdrawal charge, equal to the difference between the present value of remaining payments using the Assumed Investment Return (AIR) and the actual Payment Withdrawal Value, is capped at [9%] of the Purchase Payment.

STABILIZATION  PROCESS:  STABILIZATION  PAYMENTS AND GUARANTEED  MINIMUM INCOME:
Also, from one Income Year to the next, the Stabilized Payment will not change by more than [10%] except due to any of the Income Change Factors or to an increase due to the Stabilization Account reaching its cap at [80%] if the Purchase Payment.

         STABILIZATION ACCOUNT:  [capped at 80% of the Purchase Payment].

         STABILIZED PAYMENT: The Stabilized Payment is equal to this adjusted sum and then adjusted again such that:

     a. The Stabilized Payment cannot be greater than [110%] of the previous year's Stabilized Payment;

     b. The Stabilized Payment cannot be less than [90%] of the previous year's Stabilized Payment;

     c. The Stabilized Payment cannot be less than the guaranteed minimum income payment described above.

BONUS UNDER LIFE INCOME PLANS (ANNUITY OPTIONS 1 THROUGH 5): The increased amount would be [10%] of the first Base Annuity Payment for Ages up through 70 and [5%] if the Annuitant's Age on the Income Date is 71 to 74.

ASSUMED INVESTMENT RETURN:  [3.5%, 5%]

ASSUMED INVESTMENT RETURN AVAILABLE UNDER ANNUITY OPTION 6:  [5%]

[FIXED ACCOUNT GUARANTEED INTEREST RATE:  [3%]
     We guarantee that the annual interest rate credited on amounts in the Fixed Account will be at least this rate. Interest rates are guaranteed for at least one year from receipt of the Purchase Payment.]


RIDERS:

     [Group Pension Plan Death Benefit Endorsement] [Individual Retirement Annuity Endorsement] [Fixed Account with a Market Value Adjustment
     Endorsement] [Pension Plan and Profit Sharing Plan Endorsement] [Roth Individual Retirement Annuity Endorsement] [Unisex Endorsement]

SERVICE OFFICE:   [USALLIANZ] SERVICE CENTER
                            [300 Berwyn Park
                            P.O. Box 3031
                            Berwyn, PA 19312-0031
                            800-624-0197]

                                TABLE OF CONTENTS


RIGHT TO EXAMINE..............................................................1
CONTRACT SCHEDULE...........................................................i-v
DEFINITIONS...................................................................4
PURCHASE PAYMENT..............................................................7
     PURCHASE PAYMENT.........................................................7
     NO DEFAULT...............................................................7
     ALLOCATION OF PURCHASE PAYMENT...........................................7
VARIABLE ACCOUNT..............................................................7
     THE VARIABLE ACCOUNT.....................................................7
     VALUATION OF ASSETS......................................................7
     ACCUMULATION UNITS.......................................................7
     ACCUMULATION UNIT VALUE..................................................8
      MORTALITY AND EXPENSE RISK CHARGE.......................................8
     MORTALITY AND EXPENSE GUARANTEE..........................................8
CONTRACT VALUE................................................................8
TRANSFERS.....................................................................8
WITHDRAWAL  PROVISIONS........................................................9
     WITHDRAWALS..............................................................9
     WITHDRAWAL CHARGE.......................................................10
PROCEEDS PAYABLE ON DEATH....................................................10
     DEATH OF CONTRACT OWNER BEFORE THE INCOME DATE..........................10
     DEATH OF ANNUITANT BEFORE THE INCOME DATE...............................10
     DEATH OF THE ANNUITANT ON OR AFTER THE INCOME DATE......................10
     PAYMENT OF DEATH BENEFIT................................................11
     BENEFICIARY.............................................................11
     CHANGE OF BENEFICIARY...................................................11
SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION.................................11
CONTRACT OWNER, ANNUITANT, ASSIGNMENT PROVISIONS.............................12
     CONTRACT OWNER..........................................................12
     JOINT OWNER.............................................................12
     ANNUITANT...............................................................12
     ASSIGNMENT OF A CONTRACT................................................12
ANNUITY PROVISIONS...........................................................12
     GENERAL.................................................................12
     VARIABLE ANNUITY PAYOUT.................................................13
     SUPPORTABLE PAYMENTS....................................................14
     STABILIZATION PROCESS: STABILIZAATION PAYMENTS AND GUARANTEED
     MINIMUM INCOME..........................................................15
     INCOME DATE.............................................................16
     BONUS...................................................................16
     SELECTION OF AN ANNUITY OPTION..........................................16
     ANNUITY OPTIONS.........................................................16
         OPTION 1 - LIFE ANNUITY.............................................16
         DEATH BENEFIT UNDER ANNUITY OPTION 1................................16
         WITHDRAWAL VALUES UNDER ANNUITY OPTION 1............................17
         OPTION 2 - LIFE ANNUITY WITH DEATH BENEFIT..........................17
         DEATH BENEFIT UNDER ANNUITY OPTION 2................................17
         WITHDRAWAL VALUES UNDER ANNUITY OPTION 2............................18
         OPTION 3 - JOINT AND LAST SURVIVOR ANNUITY..........................19
         DEATH BENEFIT UNDER ANNUITY OPTION 3................................19
         WITHDRAWAL VALUES UNDER ANNUITY OPTION 3............................19
         OPTION 4 - JOINT AND LAST SURVIVOR ANNUITY WITH DEATH BENEFIT.......20
         DEATH BENEFIT UNDER ANNUITY OPTION 4............................... 20
         WITHDRAWAL VALUES UNDER ANNUITY OPTION 4............................20
         OPTION 5 - REFUND LIFE ANNUITY......................................21
         WITHDRAWAL VALUES UNDER ANNUITY OPTION 5............................22
         OPTION 6 - SPECIFIED PERIOD CERTAIN ANNUITY.........................23
         WITHDRAWAL VALUES UNDER ANNUITY OPTION 6............................23
GENERAL PROVISIONS...........................................................23
     THE CONTRACT............................................................23
     NON-PARTICIPATING IN SURPLUS............................................23
     INCONTESTABILITY........................................................23
     MISSTATEMENT OF AGE OR SEX..............................................23
     CONTRACT SETTLEMENT.....................................................24
     REPORTS.................................................................24
     TAXES...................................................................24
     EVIDENCE OF SURVIVAL....................................................24
     PROTECTION OF PROCEEDS..................................................24
     MODIFICATION OF CONTRACT................................................24

                                   DEFINITIONS


ACCUMULATION UNIT: The units into which we convert the portion of your Purchase Payment invested in Investment Options and which, before the Annuity Calculation Date, we use to calculate your Contract Value invested in the Investment Options.

ACCUMULATION UNIT VALUE: The price of Accumulation Units on any Valuation Day.

ADJUSTED CONTRACT VALUE:  The Contract Value less any applicable Premium Tax.

AGE: The age of the Annuitants (or, in the case of Joint Annuitants, the age of the older Annuitant) as of his or her last birthday.

ANNUITANT(S): The natural person(s) upon whose continuation of life any Annuity Payment involving life contingencies depends. You may change the Annuitant(s) at any time prior to the Income Date unless the Contract Owner is a non-individual.

ANNUITY CALCULATION DATE: The date we calculate your first Annuity Payment. This date will be no more than 10 Business Days before the Income Date.

ANNUITY OPTION: An arrangement under which Annuity Payments are made under this Contract.

ANNUITY PAYMENTS: The series of payments made to you or any named payee after the Income Date under the Annuity Option selected.

ANNUITY PHASE: The period of time beginning on the Income Date during which Annuity Payments are made.

ANNUITY RESERVE: The assets which support the Annuity Option you have selected during the Annuity Phase.

ANNUITY UNIT: The units into which we convert amounts invested in the Investment Options during the Annuity Phase.

ASSUMED INVESTMENT RETURN: The investment return upon which the variable Annuity Payments in the Contract are based.

AUTHORIZED REQUEST: A request, in a form satisfactory to the Company, which is received by the Service Center.

BASE ANNUITY PAYMENT: The fixed Annuity Payment or Supportable Annuity Payment without any bonus amounts and prior to reflection of any rider charges.

BENEFICIARY: The person(s) or entity(ies) who will receive any death benefit payable under this Contract.

BUSINESS DAY:  Each day the New York Stock Exchange is open for trading.



COMPANY:  Allianz Life Insurance Company of North America.

CONTRACT ANNIVERSARY: An anniversary of the Issue Date of this Contract.

CONTRACT DATE:  The date the Contract becomes effective.

CONTRACT OWNER: The person(s) or entity(ies) entitled to the ownership rights stated in this Contract. If Joint Owners are named, all references to Contract Owner shall mean the Joint Owners.

CONTRACT VALUE: (Before the Annuity Calculation Date) - The Contract Value for any Valuation Period is equal to the total dollar value accumulated under this Contract in all of the Investment Options.

CONTRACT YEAR: Any period of twelve (12) months commencing with the Issue Date and each Contract Anniversary thereafter.

CURRENT  RATE:  The  interest  rate   underlying  new  fixed  Annuity   Payments
established on the date that we receive your withdrawal request at the Service Center.

GENERAL ACCOUNT: Our general investment account which contains all the assets of the Company with the exception of the Variable Account and other segregated asset accounts.

INCOME CHANGE FACTORS: The factors that change the minimum income guarantee and the stabilization guarantee on future income payments from the Investment Options. The factors are any partial withdrawals, any change in death benefits, Life Expectancy Adjustment, and the death of one of the Annuitants under Annuity Options 3 and 4 when you had selected a lower income payment for the surviving Annuitant.

INCOME DATE: The date on which you elect to begin receiving Annuity Payments under the Contract. The Income Date must be the first or the fifteenth of a calendar month and must be no later than 60 days from the Contract Date.

INCOME DATE ANNIVERSARY: The start of each subsequent Income Year after the first year.

INCOME DATE MONTHLY ANNIVERSARY: The date having the same day as the Income Date on each subsequent month following the Income Date. If the monthly anniversary date falls on a date other than a Business Day, the monthly anniversary date will be on the next Valuation Date.

INCOME  YEAR:  A year  that  starts  from  the  Income  Date or an  Income  Date
Anniversary. Each Income Year starts on the same month and day in each subsequent year as the Income Date.

INVESTMENT OPTION(S): The investment choices available under the Variable Account. The Investment Options are shown in the Contract Schedule.

ISSUE DATE: The date shown on the Contract Schedule on which the first Contract Year begins. Contract Anniversaries and Contract Years are measured from the Issue Date.

JOINT OWNER: If there is more than one Contract Owner, each Contract Owner shall be a Joint Owner of the Contract. Joint Owners have equal ownership rights and must both authorize any exercising of those ownership rights unless otherwise allowed by us. Any Joint Owner must be the spouse of the other Contract Owner, unless limited by state law.

LIFE EXPECTANCY ADJUSTMENT: The adjustment made to the Annuity Payments after the Life Expectancy Period defined in the Contract. This adjustment reduces the number of Annuity Units in the Investment Options.

LIFE EXPECTANCY PERIOD: The number of years covering the life expectancy of the Annuitants as of the Income Date. This is specified in the Contract.

LIMITED INVESTMENT OPTIONS: The Investment Options where only a limited percentage of the total Payment Contract Value in the Investment Options can be invested. These limitations are specified in the Contract Schedule.

NET ASSET VALUE: The value of a share of the underlying Investment Options, less any investment management and portfolio administration fees and expenses, as of the close of trading on a Valuation Date.

PAYMENT WITHDRAWAL VALUE: The amount available for withdrawal which is a function of the Supportable Payments. This does not include the Stabilization Account Value.

PREMIUM TAX: Any premium taxes owed to any governmental entity and assessed against the Purchase Payment or Contract Value.

PURCHASE PAYMENT: A payment made toward this Contract.

SERVICE CENTER: The office indicated on the Contract Schedule of this Contract to which notices, requests and Purchase Payments must be sent.

STABILIZATION ACCOUNT: An account that increases with the excess of the Supportable Payment over the Stabilized Payment and decreases with the excess of the Stabilized Payment over the Supportable Payment. The Stabilization Account, when positive, is credited with the investment gains or losses of the Investment Options chosen by Contract Owner. The Stabilization Account is used to stabilize income payments. It is paid out at death or at full withdrawal.

STABILIZED  PAYMENT:  The variable  Annuity  Payment the Payee receives from the
Investment Options. Stabilized Payments are determined annually on the Income Date Anniversary, and are paid according to the Annuity Payment frequency you chose.

SUPPORTABLE PAYMENT: The amount equal to the Annuity Units in each Investment Option times the corresponding Annuity Unit values, summed over all the Investment Options. Supportable Payments reflect actual investment performance of the Investment Options.

VALUATION DATE: The Variable Account will be valued each day that the New York Stock Exchange is open for trading.

VALUATION PERIOD: The period commencing at the close of business of the New York Stock Exchange on each Valuation Date and ending at the close of business for the next succeeding Valuation Date.

VARIABLE ACCOUNT: A separate account maintained by us in which a portion of our assets has been allocated for this and certain other contracts. It has been designated on the Contract Schedule.

WITHDRAWAL VALUE: The amount available to you if you make a full or partial withdrawal.


                                PURCHASE PAYMENT

PURCHASE PAYMENT: The single Purchase Payment is due on the Issue Date. We reserve the right to decline any Purchase Payment.

NO DEFAULT: Unless a full withdrawal is made, this Contract remains in force and will not be in default.

ALLOCATION OF THE PURCHASE PAYMENT: The single Purchase Payment is allocated to one or more of the Investment Options in accordance with your selection. The allocation of the Purchase Payment is made in accordance with your selection made at the Issue Date. However, the Company has reserved the right to allocate the Purchase Payment to the Money Market Investment Option until the expiration of the Right to Examine period. All allocations of the Purchase Payment are subject to the Allocation Guidelines shown on the Contract Schedule. We guarantee that you will be allowed to select at least five Investment Options for such allocations.


                                VARIABLE ACCOUNT

THE VARIABLE ACCOUNT: The Variable Account is designated on the Contract Schedule. It consists of assets we have set aside and have kept separate from the rest of our assets and those of our other separate accounts. The assets of the Variable Account, equal to reserves and other liabilities of your Contract and those of other Contract Owners, will not be charged with liabilities arising out of any other business we may conduct.

The Variable Account assets are divided into Investment Options as shown on the Contract Schedule. We may add additional Investment Options to those shown. You may be permitted to transfer your Contract Value or allocate the Purchase Payment to the additional Investment Options. However, the right to make such transfers or allocations will be limited by any terms and conditions we may impose.

We may limit further purchase of such shares of an Investment Option or substitute shares of another Investment Option for shares already purchased, subject to the requirements of applicable law.

VALUATION OF ASSETS: Assets of each Investment Option will be valued at its Net Asset Value on each Valuation Date.

ACCUMULATION UNITS: Accumulation Units shall be used to account for all amounts allocated to or withdrawn from the Investment Options of the Variable Account as a result of the Purchase Payment, withdrawals, transfers, or fees and charges.
We will determine the number of Accumulation Units of an Investment Option purchased or canceled. This will be done by dividing the amount allocated to (or the amount withdrawn from) the Investment Option by the dollar value of one Accumulation Unit of the Investment Option as of the end of the Valuation Period during which the transaction is processed at the Service Center. The Purchase Payment, withdrawals and transfers from or to an Investment Option will result in the addition of or the cancellation of Accumulation Units in an Investment Option.

ACCUMULATION UNIT VALUE: The Accumulation Unit value for each Investment Option was initially arbitrarily set. Subsequent Accumulation Unit values for each Investment Option are determined by multiplying the Accumulation Unit value for the immediately preceding Valuation Period by the net investment factor for the Investment Option for the current period.

The Accumulation Unit value may increase or decrease from Valuation Period to Valuation Period.

MORTALITY AND EXPENSE RISK CHARGE: Each Valuation Period, we deduct a mortality and expense risk charge from the Contract Value in the Investment Options which is equal, on an annual basis, to the amount shown on the Contract Schedule. The mortality and expense risk charge compensates the Company for assuming the mortality and expense risks under this Contract.

MORTALITY AND EXPENSE GUARANTEE: We guarantee that the dollar amount of each Annuity Payment after the first will not be affected by variations in mortality or expense experience.

                                 CONTRACT VALUE

The Contract Value for any Valuation Period is equal to the total dollar value accumulated under this Contract in all of the Investment Options. The Contract Value in an Investment Option of the Variable Account is determined by multiplying the number of Accumulation Units by the Accumulation Unit value.

                                    TRANSFERS

You may transfer all or a part of your interest in an Investment Option to another Investment Option. We reserve the right to charge for transfers if there are more than the number of free transfers shown on the Contract Schedule. All transfers are subject to the following:

1. The deduction of any transfer fee that may be imposed as shown on the Contract Schedule. The transfer fee will be deducted from the Investment Option from which the transfer is made. If the entire amount in the Investment Option is transferred, then the transfer fee will be deducted from the amount transferred. If there are multiple source Investment Options, it will be treated as a single transfer. Any transfer fee will be deducted proportionally from the source Investment Options if less than the entire amount in the Investment Option is transferred.

2. We reserve the right to limit transfers until the expiration of the Right to Examine period.

3.   The  minimum  amount  that can be  transferred  is  shown  on the  Contract
     Schedule.

4. No transfer will be effective within seven calendar days prior to the date on which the first Annuity Payment is due.

5.       Any transfer direction must clearly specify:

          a. the amount which is to be transferred; and

          b. the Investment Options which are to be affected.

6. After the Income Date, transfers may not be made from a fixed Annuity Option to a variable Annuity Option.

7. After the Income Date, you can make transfers from a variable Annuity Option to a fixed Annuity Option. The number of Annuity Units canceled from the variable Annuity Option will be equal in value to the amount of the Annuity Reserve transferred out of the Variable Account. The amount transferred will purchase fixed Annuity Payments under the Annuity Option in effect and based on the Age and sex of the Annuitant, where allowed, at the time of the transfer.

8. Transfers of the Payment Contract Value to the Limited Investment Options are subject to the maximum percentage that can be in those Investment Options.

9. Your right to make transfers is subject to modification if we determine in our sole opinion, that the exercise of the right by one or more Contract Owners is, or would be, to the disadvantage of other Contract Owners. Restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right which we consider to be to the disadvantage of other Contract Owners. A modification could be applied to transfers to or from one or more of the Investment Options, and could include, but is not limited to:

     a.   the requirement of a minimum time period between each transfer;

     b. not accepting a transfer request from an agent acting on behalf of more than one Contract Owner; or

     c. limiting the dollar amount that may be transferred between the Investment Options by a Contract Owner at any one time; or

     d.   not accepting telephone transfer instructions.

10. We reserve the right at any time and without prior notice to any party to modify the transfer provisions described above. However, if we do modify these provisions, we guarantee that they will not be any more restrictive than the above.

If you elect to use this transfer privilege, we will not be liable for transfers made in accordance with your instructions. All amounts and Accumulation Units will be determined as of the end of the Valuation Period during which the request for transfer is received at the Service Center.

                              WITHDRAWAL PROVISIONS

WITHDRAWALS: You may, upon Authorized Request, make a full or partial withdrawal of the Contract Value. Withdrawals will result in the cancellation of Accumulation Units from each Investment Option in the ratio that the value of each Investment Option bears to the total Contract Value. You must specify, by Authorized Request, which Accumulation Units are to be canceled if other than the above mentioned method of cancellation is desired.

The Company will pay the amount of any withdrawal from the Variable Account within seven (7) days of receipt of a request in good order unless the Suspension or Deferral of Payments Provision is in effect.

WITHDRAWAL CHARGE: Upon a full or partial withdrawal of this Contract, a withdrawal charge as set forth on the Contract Schedule may be assessed. Under certain circumstances, we allow withdrawals without the withdrawal charge as set forth on the Contract Schedule. Purchase Payments withdrawn under the partial withdrawal privilege are still subject to applicable withdrawal charges upon full withdrawal of the Contract.

                            PROCEEDS PAYABLE ON DEATH

Any part of the death benefit amount that had been invested in the Variable Account remains in the Variable Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Variable Account will be subject to investment risk, which is borne by the Beneficiary.

Any portion of the death benefit not applied under any Annuity Option within one year of the date of the Contract Owner's death must be distributed within five years of the date of death.

If a lump sum payment is requested, the amount from the Variable Account will be paid within seven (7) days of receipt of proof of death and the valid election, including any required governmental forms, unless the Suspension or Deferral of Payments Provision is in effect.

Payment to the Beneficiary, other than in a lump sum, may only be elected during the sixty-day period after the day on which such lump sum first became payable by the Company.

DEATH OF THE CONTRACT OWNER BEFORE THE INCOME DATE: If any Contract Owner dies before the Income Date and there is no Joint Owner, we will return the Contract Value in a lump sum. However, if there are Joint Owners and the surviving Joint Owner is the deceased Joint Owner's spouse, then the Contract will be continued with the surviving spouse as the sole Owner of the Contract.

DEATH OF THE ANNUITANT BEFORE THE INCOME DATE: If you have chosen an Annuity Option with a Joint Annuitant and one of the Joint Annuitants (who is not an Owner) dies before the Income Date, the Annuity Option will be changed to the corresponding single life Annuity Option.

DEATH OF THE ANNUITANT ON OR AFTER THE INCOME DATE: If an Annuitant (who is not an Owner) dies on or after the Income Date, the death benefit, if any, will be paid to the Beneficiary under the Annuity Option selected.

If a nonnatural person is named as an Owner, then the primary Annuitant, shall be treated as an Owner. The entire interest in the Contract will be distributed in a lump sum upon the primary Annuitant's death, if such Annuitant dies before the Income Date.

PAYMENT OF DEATH BENEFIT: The Company will require due proof of death and payment election and any required governmental forms before any death benefit is paid. Due proof of death will be:

1.   a certified death certificate; or

2. a certified decree of a court of competent jurisdiction as to the finding of death; or

3.   any other proof satisfactory to the Company.

All death benefits will be paid in accordance with applicable law or regulations governing death benefit payments.

BENEFICIARY: The Beneficiary designation in effect on the Issue Date will remain in effect until changed. The Beneficiary is entitled to receive the benefits to be paid at your death.

Unless you provide otherwise, the death benefit will be paid in equal shares to the survivor(s) as follows:

1.   to  the  primary   Beneficiary(ies)  who  survive  your  death  and/or  the
     Annuitant's death, as applicable; or if there are none;

2. to the contingent Beneficiary(ies) who survive your death and/or the Annuitant's death, as applicable; or if there are none

3.   to your estate.

CHANGE OF BENEFICIARY: Subject to the rights of any irrevocable Beneficiary(ies), you may change the primary Beneficiary(ies) or contingent Beneficiary(ies). A change may be made by Authorized Request. The change will take effect as of the date the Authorized Request is signed. If the Authorized Request reaches our Service Center after the Contract Owner dies but before any payment is made, the change will be valid. The Company will not be liable for any payment made or action taken before it records the change.


                  SUSPENSION OR DEFERRAL OF PAYMENTS PROVISION

The Company reserves the right to suspend or postpone payments from the Variable Account for a withdrawal or transfer for any period when:

1. the New York Stock Exchange is closed (other than customary weekend and holiday closings);

2.   trading on the New York Stock Exchange is restricted;

3. an emergency exists as a result of which disposal of the Investment Option shares is not reasonably practicable or we cannot reasonably value the Investment Option shares; or

4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of Contract Owners;

provided that applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in (2) and (3) exist.

                CONTRACT OWNER, ANNUITANT, ASSIGNMENT PROVISIONS

CONTRACT OWNER: As the Contract Owner, you have all the interest and rights under this Contract. The Contract Owner is the person designated as such on the Issue Date, unless changed.

You may change owners of the Contract at any time by Authorized Request subject to our underwriting rules then in effect. A change of Contract Owner will automatically revoke any prior designation of Contract Owner. The change will become effective as of the date the Authorized Request is signed. We will not be liable for any payment made or action taken before the change is recorded. We will not be responsible for any tax consequences of any such change.

JOINT OWNER: A Contract may be owned by Joint Owners. If Joint Owners are named, any Joint Owner must be the spouse of the other Contract Owner, unless otherwise provided by state law. Upon the death of either Contract Owner, the surviving Joint Owner will be the primary Beneficiary. Any other Beneficiary designation will be treated as a contingent Beneficiary unless otherwise indicated in an Authorized Request.

ANNUITANT: The Annuitant is the person on whose life Annuity Payments are based. The Annuitant is the person designated by you subject to our underwriting rules then in effect. The Annuitant may not be changed in a Contract that is owned by a non-individual.

ASSIGNMENT OF A CONTRACT: An Authorized Request specifying the terms of an assignment of a Contract must be provided to the Service Center. We will not be liable for any payment made or action taken before we record the assignment.

We will not be responsible for the validity or tax consequences of any assignment. Any assignment made after the death benefit has become payable will be valid only with our consent.

If the Contract is assigned, your rights may only be exercised with the consent of the assignee of record.

                               ANNUITY PROVISIONS

GENERAL: You may elect to have the amount available for Annuity Payments applied to provide a fixed annuity, a variable annuity or a combination fixed and variable annuity. If a combination is elected, you must specify what part of the amount available for Annuity Payments is to be applied to the fixed and variable Annuity Options. If you select a fixed annuity, the amount available for Annuity Payments is allocated to the General Account and the annuity is paid as a fixed annuity.

If you select a variable annuity, the amount available for Annuity Payments will be allocated to the Investment Options of the Variable Account in accordance with your selection, subject to the stabilization process. The stabilization process is designed to keep your Annuity Payments equal during an Income Year and to limit the variation in your Annuity Payments from Income Year to Income Year. Unless you designate another payee, you will be the payee of the Annuity Payments. The amount available for Annuity Payments will be applied to the applicable annuity rate based upon the Annuity Option you have selected. We may offer more favorable rates than those guaranteed here at the time your first Annuity Payment is calculated. Annuity Payments will depend on the Age and, where permitted, sex of the Annuitant.

VARIABLE ANNUITY PAYOUT: You may elect to have the amount available for Annuity Payments applied to provide a variable annuity. A variable annuity is an annuity with payments which:

(1) are not  predetermined as to dollar amount;  and
(2) will generally vary in amount with the net investment results of the applicable Investment Options.

 Base Annuity Payments also depend on:
(1)  The Contract Value (less any applicable Premium Taxes);
(2)  The Annuitant's (and Joint Annuitant's, if any) Age and sex;
(3)  The Annuity Option you select;
(4)  The frequency of the payments you select;
(5)  The Assumed Investment Return (AIR);
(6)  The Income Date; and
(7) The annuity unit value of the subaccount corresponding to each Investment Option you select.

The first Base Annuity Payment is equal to the Contract Value on the Income Date allocated to the Separate Account divided first by $1,000 and then multiplied by the appropriate Annuity Payment amount for each $1,000 of value for the Annuity Option selected. In each Investment Option, the fixed number of Annuity Units equals the amount of the initial Base Annuity Payment determined for each Investment Option divided by the Annuity Unit value on the Annuity Calculation Date. Thereafter, unless the Contract Owner elects to transfer between Investment Options, makes a withdrawal, or elects to change a death benefit, the number of Annuity Units in each subaccount corresponding to an Investment Option remains unchanged until the end of the Life Expectancy Period or the Specified Period Certain, as applicable. All calculations will appropriately reflect the annuity payment frequency selected.

The Base Annuity Payments are also the Supportable Payments.

For each subaccount corresponding to an Investment Option, the value of an Annuity Unit was initially established at $1.00. On each subsequent Valuation Date, the value of an Annuity Unit is determined in the following way:

First: The Net Investment Factor for each subaccount corresponding to an Investment Option is determined by dividing A by B and multiplying (1-C) where:

          A is (i) the Net Asset Value per share of the Investment Option at the end of the current Valuation Period, plus

               (ii) any dividend or capital  gains per share  declared on behalf of such Investment Option that has an ex-dividend date within the current Valuation Period.

         B is the Net Asset Value per share of the Investment Option for the immediately preceding Valuation Period.

         C is  (i)  the Valuation Period equivalent of the mortality and expense risk charge, plus

              (ii) a charge factor, if any, for any taxes or any tax reserve we have established as a result of the operation or maintenance of the Investment Option.

         The Net Investment Factor may be more or less than one.

Second:  The value of an Annuity Unit for a Valuation Date is equal to:

a.    the value of the Annuity Unit on the immediately preceding Valuation Date;

b. multiplied by the Net Investment Factor for the Valuation Period ending on the current Valuation Date;

c. divided by the Assumed Net Investment Factor (see below) for the Valuation Period.

The Assumed Net Investment Factor is equal to one plus the Assumed Investment Return which is used in determining the basis for the purchase of an Annuity, adjusted to reflect the length of the particular Valuation Period. The Assumed Investment Return that we will use is shown on the Contract Schedule. However, we may agree with you to use a different value. The Assumed Investment Return will never exceed 7%.

The Assumed Investment Return is the investment return upon which Annuity Payments are based. If payments were not subject to stabilization, income will increase from one annuity payment date to the next if the annualized net investment performance during that time is greater than the Assumed Investment Return and will decrease if the annualized net investment performance is less than the Assumed Investment Return.

Annuity Payments from Investment Options are stabilized. They are kept constant during any Income Year. They will not change by more than the amount specified in the Contract Schedule each year except by the Income Change Factors or through the Stabilization Account cap as specified in the Contract Schedule.

SUPPORTABLE PAYMENTS: The Supportable Payment is the variable Annuity Payment the Payee would have received from the Investment Options if there were no stabilization process. To calculate the Supportable Payment, we begin with the Base Annuity Payment. The first variable Base Annuity Payment is calculated on the Annuity Calculation Date, based on your Contract Value allocated to the Investment Options, minus any application Premium Taxes; the Annuitant's (and Joint Annuitant's if any) Age and sex; the Annuity Option you select, the frequency of payments you select; the AIR; and the Income Date.

Once we have calculated the first variable Base Annuity Payment, we credit your Contract with a fixed number of Annuity Units in each Investment Option you select. We do this by allocating the first variable Base Annuity Payment amount among the Investment Options according to your instructions, and dividing the amount allocated to each Investment Option by the Annuity Unit Value for that Investment Option on the Annuity Calculation Date. The number of Annuity Units in your Contract remains the same unless changed by any of the Income Change
Factors or by transfers among the Investment Options. The amount of the Supportable Annuity Payment is equal to the Annuity Units in each Investment Option multiplied by the corresponding Annuity Unit Values, summed over all the Investment Options. The Supportable Payment in the Investment Options will change based on the change in the value of the Annuity Units credited to your Contract. The amount of each change will depend on how the Annuity Units in your Contract perform as compared to your AIR. If the performance of the Annuity Units exceeds the AIR, the Supportable Payments will increase. If the performance of the Annuity Units is less than the AIR, the Supportable Payments will decrease.

STABILIZATION PROCESS: STABILIZATION PAYMENTS AND GUARANTEED MINIMUM INCOME:

The Payee will receive Stabilized Payments. These payments are held constant during each Income Year instead of moving up or down to reflect actual investment performance. Also, from one Income Year to the next, the Stabilized Payment will not change by more than the percentage specified in the Contract Schedule except due to any of the Income Change Factors or to an increase due to the Stabilization Account reaching its cap as specified in the Contract Schedule.

The stabilization process provides you with a guaranteed minimum income. If you change your death benefit selection or make a partial withdrawal, the minimum guarantee is proportionately adjusted on the next Annuity Payment date after the change. The new guarantee is the previous guarantee times the ratio of the new Supportable Payment to the Supportable Payment if such change did not occur. After the Life Expectancy Period, the Stabilized Payment is guaranteed to be a least the guaranteed minimum income at that time multiplied by Life Expectancy Adjustment.

During the first Income Year, each Stabilized Payment will equal the first variable Base Annuity Payment. On each Income Date Anniversary, a new Stabilized Payment is determined based on the performance of the Eligible Investment Options in which your Purchase Payment is allocated. You will be notified of the new amount for the next Contract Year.

The calculation of the new Stabilized Payment at the beginning of each Income Year starts with the Supportable Payment. The Supportable Payment in each Investment Option is equal to the Annuity Units multiplied by the Annuity Unit Values. The Supportable Payment is the sum of the Supportable Payments in all of the Investment Options. The Supportable Payment in the Investment Options will change based on the change in value of the Annuity Units credited to your Contract. The amount of each change will depend on how the Annuity Units in your Contract perform as compared to your AIR. If the performance of the Annuity Units exceeds the AIR, the Supportable Payments will increase. If the performance of the Annuity Units is less than the AIR, the Supportable Payments will decrease.

We then add the Stabilization Account Value (as calculated below) to the Supportable Payment. We make adjustments to this sum such that the sum cannot be greater than the previous year's Stabilized Payment if the annualized return in the underlying Investment Options is less than the AIR. The annualized return is equal to the weighted average annualized return of all Investment Options.

If the annualized return is greater than or equal to the AIR, the sum of the Stabilization Account Value and the Supportable payment cannot be less than the previous year's Stabilized Payment and cannot be greater than the previous year's Stabilized Payment multiplied by the ratio of a. to b. where:

a.       is 1 + the annualized return;
b.       1 + the AIR.

The Stabilized Payment is equal to this adjusted sum and then adjusted again such that:

a. The Stabilized Payment cannot be greater than the percentage shown in the Contract Schedule.

b. The Stabilized Payment cannot be less than percentage shown in the Contract Schedule.

c. The Stabilized Payment cannot be less than the guaranteed minimum income payment described above.

The amount of the Stabilization Account is calculated as follows:

On the Income Date, the Stabilization Account is equal to zero. During the Income Year, the Stabilization Account increases with the excess of the Supportable Payment over the Stabilized Payment and decreases with the excess of the Stabilized Payment over the Supportable Payment. An increase to the Stabilization Account is allocated among the Investment Options pro-rata based on the Stabilization Account Values in the Investment Options you have selected. The Stabilization Account, when positive, is credited with the daily investment gains or losses of the underlying Investment Options. The Stabilization Account, when negative, does not get charged with any daily investment gains or losses. When the value of the Stabilization Account exceeds 80% of the Purchase Payment, any excess determined at the next Annuity Payment date will be paid to the Payee along with the Annuity Payment.

INCOME DATE: Your Income Date is shown in the Contract Schedule. You may make an Authorized Request for a different date, however any such request is subject to Company approval. The Income Date must always be the first or fifteenth day of a calendar month and must not be later than 60 days from the day we first allocate the Purchase Payment.

BONUS: Under the life income plans (Annuity Options 1 through 5), if the Annuitant is under Age 75 on the Income Date, you can choose to include a bonus which will increase the Annuity Payments in the first 10 Income Years. The increased amount is specified in the Contract Schedule. The Annuity Payments will include the bonus amount. However, your Annuity Payments after the tenth year will be lower than what they would have been if you did not choose the bonus.

SELECTION OF AN ANNUITY OPTION: You can select an Annuity Option by Authorized Request. You may, by Authorized Request, at least 30 days prior to the Income Date, select and/or change the Annuity Option.

ANNUITY OPTIONS: This Contract provides for Annuity Payments under one of the Annuity Options described below. The Company may make available other payment options.

OPTION 1 - LIFE ANNUITY. We will make periodic Annuity Payments during the life of the Annuitant. We will cease making Annuity Payments effective on the date the Annuitant dies. Any payments made after the death of the Annuitant will be refunded. You can make a full withdrawal as specified below. As of the date the Company receives due proof of the Annuitant's death and a payment election form at the Service Center, any positive amount in the Stabilization Account will be paid to the Beneficiary in a lump sum.

DEATH BENEFIT UNDER ANNUITY OPTION 1: If the Annuitant is younger than Age 75 on the Income Date, you can add the same death benefit available under Annuity Options 2 and 4 within 30 days of the tenth Income Year Anniversary. If you do, the Payment Withdrawal Value component of the death benefit as of the tenth Income Year Anniversary is equal to the amount available at that time if you did not add the death benefit. Your Annuity Units and your fixed Base Annuity Payments will decrease such that the underlying value of the Contract remains the same.

WITHDRAWAL VALUES UNDER ANNUITY OPTION 1:

If the Annuity is under Age 75 on the Income Date, then you can make a full withdrawal:

A.   Within 30 days before or after the tenth Income Date Anniversary:

     The amount will be equal to the Stabilization Account Value plus the Payment Withdrawal Value. The variable Payment Withdrawal Value is equal to the current amount of the Supportable Payment multiplied by a factor specified in the Contract. The factors will differ by the AIR, the Age on the Income Date and gender of the Annuitant(s), and the Annuity Option chosen.

B.   Within 30 days before or after the end of the Life Expectancy Period:

     The amount will be equal to the Stabilization Account Value plus a Payment Withdrawal Value that currently is equal to the amount specified in the Contract Schedule. We reserve the right to change this Payment Withdrawal Value, but it will never be less than the amount specified in the Contract Schedule. If we do change the available Payment Withdrawal Value, we will give you notice with the next Annuity Payment.

If you choose to add a death benefit under Options 1or 3, the amount of the Withdrawal Values available will continue to be the amounts under the corresponding Annuity Option without the death benefit. You can make a full withdrawal within 30 days before or after the end of the Life Expectancy Period:

1. If the Annuitant is Age 75 to 80 on the Income Date, currently you can withdraw the Stabilization Account Value plus the Payment Withdrawal Value equal to the amount specified in the Contract Schedule. We reserve the right to change this Payment Withdrawal Value, but it will never be less than the amount specified in the Contract Schedule. If we do change the available Payment Withdrawal Value, we will give you notice with the next Annuity Payment.

2. If the Annuitant is Age 81 to 90 on the Income Date, you can withdraw the Stabilization Account Value plus the Payment Withdrawal Value equal to the amount specified in the Contract Schedule.

OPTION 2 - LIFE ANNUITY WITH DEATH BENEFIT. We will make periodic Annuity Payments during the life of the Annuitant. After the Annuitant dies we will cease making Annuity Payments. You can make a full or partial withdrawal anytime until 30 days after the end of the Life Expectancy Period. The Beneficiary will receive the death benefit in a lump sum upon the Annuitant's death. Death benefits are calculated as of the date the proof of the Annuitant's death and a payment election form is received at the Service Center.

DEATH BENEFIT UNDER ANNUITY OPTION 2: The death benefit under Annuity Option 2 is equal to the Withdrawal Values except that only positive Stabilization Account Values are included.

Within 30 days of each Income Year Anniversary when a Payment Withdrawal Value is available, you can request cancellation of the death benefit. If you do, your payments will increase to reflect the elimination of the death benefit. Your Annuity Units and your fixed Based Annuity Payments will increase such that the underlying value of the Contract remains the same. Any bonus amount does not change.

WITHDRAWAL VALUES UNDER ANNUITY OPTION 2:

If the Annuity is under Age 75 on the Income Date, then you can make a full withdrawal:

A.  Anytime on or before the tenth Income Date Anniversary:

     The Withdrawal Value is equal to the Stabilization Account Value plus the Payment Withdrawal Value. The variable Payment Withdrawal Value is equal to the current amount of the Supportable Payment multiplied by a factor specified in the Contract.

B.  Within 30 days after the end of the Life Expectancy Period:

     The Withdrawal Value currently is equal to the Stabilization Account Value plus a Payment Withdrawal Value equal to the amount specified in the Contract Schedule. We reserve the right to change this Payment Withdrawal Value, but it will never be less than than the amount specified in the Contract Schedule. If we do change the available Payment Withdrawal Value, we will give you notice with the next Annuity Payment.

     Anytime between the tenth Income Date Anniversary and the end of the Life Expectancy Period:

     The Withdrawal Value is equal to the Stabilization Account Value and the Payment Withdrawal Value at the end of the tenth Income Anniversary, decreasing on each Annuity Payment date (starting with the Annuity Payment in the beginning of the eleventh Income Year), grading down linearly to the Payment Withdrawal Value at the end of the Life Expectancy Period.

If you change the death benefit, Withdrawal Values will thereafter only be available as provided under the corresponding Annuity Option without the death benefit. You can make a full withdrawal within 30 days before or after the end of the Life Expectancy Period:

     If the Annuitant is Age 75 to 80 on the Income Date, the Withdrawal Value currently is equal to the Stabilization Account Value plus the Payment Withdrawal Value equal to the amount specified in the Contract Schedule. We reserve the right to change this Payment Withdrawal Value, but it will never be less than the amount specified in the Contract Schedule. If we do change the available Payment Withdrawal Value, we will give you notice with the next Annuity Payment.

     If the Annuitant is Age 81 to 90 on the Income Date, the Withdrawal Value is equal to the Stabilization Account Value plus the Payment Withdrawal Value specified in the Contract Schedule.

     Additional Withdrawal Values are also available before the periods described above if an Annuitant is older than Age 75. The Withdrawal Value immediately after the first Annuity Payment is equal to the sum of the Stabilization Account Value and the Payment Withdrawal Value equal to a factor specified in the Contract times the current amount of the Supportable Payment. Thereafter, the Withdrawal Value is equal to the sum of the Stabilization Account Value plus the Payment Withdrawal Value as of the date immediately after the first Annuity Payment, decreasing on each Annuity Payment date (starting with the second Annuity Payment), grading linearly to the Payment Withdrawal Value at the end of the Life Expectancy Period.

     You can make a partial withdrawal anytime up to the Withdrawal less any positive Stabilization Account Value.

OPTION 3 - JOINT AND LAST SURVIVOR ANNUITY. We will make monthly Annuity Payments during the joint lifetime of the Annuitant and the Joint Annuitant. Upon the death of the Annuitant, if the Joint Annuitant is then living, Annuity Payments will continue to be paid during the remaining lifetime of the Joint Annuitant at a level of 100%, 75% or 50% of the previous level, as selected. You can make a full withdrawal as specified below. As of the date the Company receives proof of death of the last surviving Annuitant and the payment election form at the Service Center, any positive amount of the Stabilization Account will be paid to the Beneficiary in a lump sum. The Annuity Payments will cease as of the date the last surviving Annuitant dies. Any payments made after the death of the last surviving Annuitant will be refunded.

DEATH BENEFIT UNDER ANNUITY OPTION 3: If the Annuitant is younger than Age 75 on the Income Date, you can add the same death benefit that is available under Annuity Options 2 and 4 within 30 days of the tenth Income Year Anniversary. If you do, the Payment Withdrawal Value component of the death benefit as of the tenth Income Year Anniversary is equal to the amount available at that time if you did not add the death benefit. Your Annuity Units and your fixed Base Annuity Payments will decrease such that the underlying value of the Contract remains the same.

WITHDRAWAL VALUES UNDER ANNUITY OPTION 3:

If the Annuity is under Age 75 on the Income Date, then you can make a full withdrawal:

A.   Within 30 days before or after the tenth Income Date Anniversary:

     The amount will be equal to the Stabilization Account Value plus the Payment Withdrawal Value. The variable Payment Withdrawal Value is equal to the current amount of the Supportable Payment multiplied by a factor specified in the Contract. The factors will differ by the AIR, the Age on the Income Date and gender of the Annuitant(s), and the Annuity Option chosen.

B.   Within 30 days before or after the end of the Life Expectancy Period:

     The amount will be equal to the Stabilization Account Value plus a Payment Withdrawal Value that currently is equal to the amount specified in the Contract Schedule. We reserve the right to change this Payment Withdrawal Value, but it will never be less than the amount specified in the Contract Schedule. If we do change the available Payment Withdrawal Value, we will give you notice with the next Annuity Payment.

     If you choose to add a death benefit under Options 1or 3, the amount of the Withdrawal Values available will continue to be the amounts under the corresponding Annuity Option without the death benefit. You can make a full withdrawal within 30 days before or after the end of the Life Expectancy
     Period:

     If the Annuitant is Age 75 to 80 on the Income Date, currently you can withdraw the Stabilization Account Value plus the Payment Withdrawal Value equal to the amount specified in the Contract Schedule. We reserve the right to change this Payment Withdrawal Value, but it will never be less than the amount specified in the Contract Schedule. If we do change the available Payment Withdrawal Value, we will give you notice with the next Annuity Payment.

     If the Annuitant is Age 81 to 90 on the Income Date, you can withdraw the Stabilization Account Value plus the Payment Withdrawal Value equal to the amount specified in the Contract Schedule.

OPTION 4 - JOINT AND LAST SURVIVOR ANNUITY WITH DEATH BENEFIT. We will make periodic Annuity Payments during the joint lifetime of the Annuitant and the Joint Annuitant. When one of the Annuitants dies, we will continue to make Annuity Payments during the life of the surviving Annuitant. The amount of the Annuity Payments we will make to the Joint Annuitant can be equal 100%, 75%, or 50% of the amount that was being paid when both Annuitants were alive. You can make a full or partial withdrawal anytime until 30 days after the end of the Life Expectancy Period as described below. The Beneficiary will receive the death benefit in a lump sum upon the last Annuitant's death. Death benefits are calculated as of the date the Company receives proof of death of the last Annuitant and a payment election form at the Service Center.

DEATH BENEFIT UNDER ANNUITY OPTION 4: The death benefit under Annuity Option 2 is equal to the Withdrawal Values except that only positive Stabilization Account Values are included.

Within 30 days of each Income Year Anniversary when a Payment Withdrawal Value is available, you can request cancellation of the death benefit. If you do, your payments will increase to reflect the elimination of the death benefit. Your Annuity Units and your fixed Based Annuity Payments will increase such that the underlying value of the Contract remains the same. Any bonus amount does not change.

WITHDRAWAL VALUES UNDER ANNUITY OPTION 4:

If the Annuity is under Age 75 on the Income Date, then you can make a full withdrawal:

A.  Anytime on or before the tenth Income Date Anniversary:

     The Withdrawal Value is equal to the Stabilization Account Value plus the Payment Withdrawal Value. The variable Payment Withdrawal Value is equal to the current amount of the Supportable Payment multiplied by a factor specified in the Contract.

B.  Within 30 days after the end of the Life Expectancy Period:

     The Withdrawal Value currently is equal to the Stabilization Account Value plus a Payment Withdrawal Value equal to the amount specified in the Contract Schedule. We reserve the right to change this Payment Withdrawal Value, but it will never be less than the amount specified in the Contract Schedule. If we do change the available Payment Withdrawal Value, we will give you notice with the next Annuity Payment.

     Anytime between the tenth Income Date Anniversary and the end of the Life Expectancy Period:

     The Withdrawal Value is equal to the Stabilization Account Value and the Payment Withdrawal Value at the end of the tenth Income Anniversary, decreasing on each Annuity Payment date (starting with the Annuity Payment in the beginning of the eleventh Income Year), grading down linearly to the Payment Withdrawal Value at the end of the Life Expectancy Period.

     If you change the death benefit, Withdrawal Values will thereafter only be available as provided under the corresponding Annuity Option without the death benefit. You can make a full withdrawal within 30 days before or after the end of the Life Expectancy Period:

     If the Annuitant is Age 75 to 80 on the Income Date, the Withdrawal Value currently is equal to the Stabilization Account Value plus the Payment Withdrawal Value equal to the amount specified in the Contract Schedule. We reserve the right to change this Payment Withdrawal Value, but it will never be less than the amount specified in the Contract Schedule. If we do change the available Payment Withdrawal Value, we will give you notice with the next Annuity Payment.

     If the Annuitant is Age 81 to 90 on the Income Date, the Withdrawal Value is equal to the Stabilization Account Value plus the Payment Withdrawal Value of the amount specified in the Contract Schedule.

     Additional Withdrawal Values are also available before the periods described above if an Annuitant is older than Age 75. The Withdrawal Value immediately after the first Annuity Payment is equal to the sum of the Stabilization Account Value and the Payment Withdrawal Value equal to a factor specified in the Contract times the current amount of the Supportable Payment. Thereafter, the Withdrawal Value is equal to the sum of the Stabilization Account Value plus the Payment Withdrawal Value as of the date immediately after the first Annuity Payment, decreasing on each Annuity Payment date (starting with the second Annuity Payment), grading linearly to the Payment Withdrawal Value at the end of the Life Expectancy Period.

     You can make a partial withdrawal anytime up to the Withdrawal less any positive Stabilization Account Value.

OPTION 5 - REFUND LIFE ANNUITY. We will make periodic Annuity Payments during the lifetime of the Annuitant ceasing with the last Annuity Payment due prior to the Annuitant's death. At the Annuitant's death, you may receive a refund. If the value of the Annuity Payments made is less than the value applied to the Annuity Option, then the Beneficiary will receive a lump sum refund plus any positive Stabilization Account Value. For a fixed Annuity Option, the amount of the refund will be any excess of the value applied under this Option over the total of all fixed Base Annuity Payments made under this Option. For a variable Annuity Option, the amount of the refund will depend on the current Investment Option allocation and will be the sum of refund amounts attributable to each Investment Option. The refund amount for a given Investment Option is calculated using the following formula:







(1)      x {[(2) x (3) x (4)/(5) - [(4) x (6)]}

where:

--------------------------------------------------------------------------------
(1) = Annuity Unit value of that given Investment Option when claim requirements are received.
--------------------------------------------------------------------------------

(2) = The Contract Value (minus any applicable Premium Taxes) allocated to the Investment Options on the Annuity Calculation Date.
--------------------------------------------------------------------------------

(3) = Allocation percentage in that given Investment Option (in decimal form) when claim requirements are received.
--------------------------------------------------------------------------------

(4) = Current number of Annuity Units used in determining each Base Annuity Payment attributable to that given Investment Option.
--------------------------------------------------------------------------------


(5) = Dollar value of first Base Annuity Payment.
--------------------------------------------------------------------------------


(6) = Number   of   Annuity   Payments   made   since   the   Income   Date.
--------------------------------------------------------------------------------
This calculation will be based upon the allocation of Annuity Units actually in-force at the time claim requirements are received at the Service Center. There will be no refund paid if the total refund determined using the above calculations is less than or equal to zero.

You can make a full withdrawal at certain times as specified under the provisions below.

WITHDRAWAL VALUES UNDER ANNUITY OPTION 5:

If the Annuity is under Age 75 on the Income Date, then you can make a full withdrawal:

A.  Within 30 days before or after the tenth Income Date Anniversary:

The amount will be equal to the Stabilization Account Value plus the Payment Withdrawal Value.

The variable Payment Withdrawal Value is equal to the current amount of the Supportable Payment multiplied by a factor specified in the Contract. The factors will differ by the AIR, the Age on the Income Date and gender of the Annuitant(s), and the Annuity Option chosen.

B.  Within 30 days before or after the end of the Life Expectancy Period:

     The amount will be equal to the Stabilization Account Value plus a Payment Withdrawal Value that currently is equal to the amount specified in the Contract Schedule. We reserve the right to change this Payment Withdrawal Value, but it will never be less than the amount specified in the Contract Schedule. If we do change the available Payment Withdrawal Value, we will give you notice with the next Annuity Payment.

If you choose to add a death benefit under Options 1or 3, the amount of the Withdrawal Values available will continue to be the amounts under the corresponding Annuity Option without the death benefit. You can make a full withdrawal within 30 days before or after the end of the Life Expectancy Period:

If the Annuitant is Age 75 to 80 on the Income Date, currently you can withdraw the Stabilization Account Value plus the Payment Withdrawal Value equal to the amount specified in the Contract Schedule. We reserve the right to change this Payment Withdrawal Value, but it will never be less than the amount specified in the Contract Schedule. If we do change the available Payment Withdrawal Value, we will give you notice with the next Annuity Payment.

If the Annuitant is Age 81 to 90 on the Income Date, you can withdraw the Stabilization Account Value plus the Payment Withdrawal Value equal to the amount specified in the Contract Schedule.

OPTION 6 - SPECIFIED PERIOD CERTAIN ANNUITY. Periodic Annuity Payments are paid for a specified period of time. The Specified Period Certain is elected by the Contract Owner and must be specified as a whole number of years with a minimum of 10 years. If at the time of the last death of all Annuitants have died, the Annuity Payments actually made have been for less than the Specified Period Certain, then Annuity Payments will be continued thereafter to the Beneficiary for the remainder of the Specified Period Certain. The Beneficiary can elect to take a lump sum in lieu of continuing the payments. The lump sum is equal to the Withdrawal Value except that only positive Stabilization Account Values are included. The death benefit, is as of the date the Company receives proof of death of the Annuitant and a payment election form at the Service Center.

This Annuity Option is only available with the AIR specified in the Contract Schedule under Annuity Option 6.

WITHDRAWAL VALUES UNDER ANNUITY OPTION 6:

At any time, you can make a full withdrawal of the Withdrawal Value. The Withdrawal Value is equal to the sum of the Stabilization Account Value and the Payment Withdrawal Value. The variable Payment Withdrawal Value is equal to the current amount of the Supportable Payment multiplied by a factor specified in the Contract, which varies by Income Year.

The withdrawal charge, equal to the difference between the present value of remaining payments using the Assumed Investment Return (AIR) and the actual Payment Withdrawal Value, is capped at a percentage as specified in the Contract Schedule.

You can make a partial withdrawal anytime up to the Withdrawal Value less any positive Stabilization Account Value.

                               GENERAL PROVISIONS

THE CONTRACT: The entire Contract consists of this Contract, the Application, and any attached endorsements or riders. This Contract may be changed or altered only by our President or Secretary. Any change, modification or waiver must be made in writing.

NON-PARTICIPATING IN SURPLUS: This Contract does not share in any distribution of our profits or surplus.

INCONTESTABILITY:  We will not contest this Contract from its Issue Date.

MISSTATEMENT OF AGE OR SEX: We may require proof of Age of the Annuitant before making any life contingent Annuity Payment provided for by this Contract. If the Age or sex of the Annuitant has been misstated, the amount payable will be the amount that the amount available for Annuity Payments would have provided at the true Age or sex.

Once Annuity Payments have begun, any underpayments will be made up in one sum with the next Annuity Payment, and overpayments will be deducted from the future Annuity Payments until the total is repaid.

CONTRACT SETTLEMENT: This Contract must be returned to us upon any settlement. Prior to any settlement as a death claim, due proof of death must be submitted to us. Any paid-up annuity, cash withdrawal or death benefits that may be available are not less than the minimum benefits required by statute.

REPORTS: We will furnish you with a report showing the Contract Value at least once each calendar year. This report will be sent to your last known address.

TAXES: Any taxes paid to any governmental entity will be charged against the Contract Value. We will, in our sole discretion, determine when taxes have resulted from: the investment experience of the Variable Account; receipt by us of the Purchase Payment(s); or commencement of Annuity Payments. We may, at our discretion, pay taxes when due and deduct that amount from the Contract Value at a later date. Payment at an earlier date does not waive any right we may have to deduct amounts at a later date. We reserve the right to establish a provision for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any income taxes incurred by it as a result of the operation of the Variable Account whether or not there was a provision for taxes and whether or not it was sufficient. We will deduct any withholding taxes required by applicable law.

EVIDENCE OF SURVIVAL: Where any benefits under this Contract are contingent upon the recipient being alive on a given date, we may require proof satisfactory to us that the condition has been met.

PROTECTION OF PROCEEDS: No Beneficiary may commute, encumber, alienate or assign any payments under this Contract before they are due. To the extent permitted by law, no payments will be subject to the debts, contracts or engagements of any Beneficiary or to any judicial process to levy upon or attach the same for payment thereof.

MODIFICATION OF CONTRACT: This Contract may be modified by us in order to maintain compliance with state and federal law. This Contract may be changed or altered only by our President or our Secretary. A change or alteration will be made in writing.





                      INDIVIDUAL IMMEDIATE VARIABLE ANNUITY
                                NON-PARTICIPATING